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                                                                    EXHIBIT 23.3


                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We consent to the inclusion in the Proxy Statement/Prospectus forming a part of the Registration Statement on Form S-4 filed by Union Planters Corporation of the report of Eskew & Gresham, PSC dated February 11, 1998 on their audit of the consolidated financial statements of Southeast Bancorp, Inc. as of and for the year ended December 31, 1997. We also consent to the reference to their firm under the caption "Experts" in the Proxy Statement/Prospectus.

/S/ Crowe, Chizek and Company LLP
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Crowe, Chizek and Company LLP (successor to Eskew & Gresham, PSC)
Lexington, Kentucky
November 18, 1998